ENERGY TRANSFER PARTNERS
REPORTS FOURTH QUARTER AND ANNUAL RESULTS
Propane Results Impacted by Warm Weather

Dallas - February 15, 2012 - Energy Transfer Partners, L.P. (NYSE:ETP) today reported its financial results for the fourth quarter ended December 31, 2011.

Adjusted EBITDA for the three months ended December 31, 2011 totaled $479.0 million, an increase of $67.9 million over the three months ended December 31, 2010. Distributable Cash Flow for the three months ended December 31, 2011 totaled $310.4 million, an increase of $26.0 million over the three months ended December 31, 2010. Net income for the three months ended December 31, 2011 totaled $217.3 million, a decrease of $9.6 million from the three months ended December 31, 2010.

Adjusted EBITDA for the year ended December 31, 2011 totaled $1.74 billion, an increase of $201.7 million over the year ended December 31, 2010. Distributable Cash Flow for the year ended December 31, 2011 totaled $1.14 billion, an increase of $107.4 million over the year ended December 31, 2010. Net income for the year ended December 31, 2011 totaled $697.2 million, an increase of $79.9 million over the year ended December 31, 2010.

ETP's results for the fourth quarter and year ended December 31, 2011 were unfavorably impacted by results from its retail propane operations, which experienced a decrease in Segment Adjusted EBITDA of $23.2 million for the fourth quarter and $47.5 million for the year ended December 31, 2011 principally due to a decline in sales volumes resulting from above average winter temperatures across areas in which its operations are located. As previously announced, ETP contributed its retail propane operations to AmeriGas Partners, L.P. (“AmeriGas”) on January 12, 2012, in exchange for approximately $1.46 billion in cash and 29.6 million AmeriGas common units.

An analysis of the Partnership's segment results and other supplementary data is provided after the financial tables shown below. The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Thursday February 16, 2012 to discuss the 2011 results. The conference call will be broadcast live via an internet web cast which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership's website for a limited time.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership's fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures. A table reconciling Adjusted EBITDA and Distributable Cash Flow to appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Arkansas, Colorado, Louisiana, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include approximately 18,000 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also holds a 70 percent interest in Lone Star NGL LLC, a joint venture that owns and operates NGL storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner and 100 percent of the incentive distribution rights (IDRs) of ETP and approximately 50.2 million ETP limited partner units; and owns the general partner and 100 percent of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP limited partner units. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.
The information contained in this press release is available on our website at www.energytransfer.com.

Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	December 31,
	2011	2010
ASSETS

CURRENT ASSETS	$1,275,494	$1,121,423

PROPERTY, PLANT AND EQUIPMENT, net	12,306,366	9,801,369

ADVANCES TO AND INVESTMENTS IN AFFILIATES	200,612	8,723
LONG-TERM PRICE RISK MANAGEMENT ASSETS	25,537	13,948
GOODWILL	1,219,597	781,233
INTANGIBLE ASSETS, net	331,409	264,690
OTHER NON-CURRENT ASSETS, net	159,601	158,606
Total assets	$15,518,616	$12,149,992

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$1,585,169	$842,450

LONG-TERM DEBT, less current maturities	7,388,170	6,404,916
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	42,303	18,338
OTHER NON-CURRENT LIABILITIES	152,550	140,851

COMMITMENTS AND CONTINGENCIES

EQUITY:
Total partners' capital	5,721,707	4,743,437
Noncontrolling interest	628,717	—
Total equity	6,350,424	4,743,437
Total liabilities and equity	$15,518,616	$12,149,992

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
REVENUES	$1,819,452	$1,454,496	$6,850,440	$5,884,827
COSTS AND EXPENSES:
Cost of products sold	1,110,742	826,808	4,189,353	3,599,941
Operating expenses	199,239	192,250	773,767	707,271
Depreciation and amortization	117,026	90,246	430,904	343,011
Selling, general and administrative	53,535	38,690	211,609	176,433
Total costs and expenses	1,480,542	1,147,994	5,605,633	4,826,656
OPERATING INCOME	338,910	306,502	1,244,807	1,058,171
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(126,407)	(103,336)	(474,113)	(412,553)
Equity in earnings of affiliates	12,450	879	25,836	11,727
Gains (losses) on disposal of assets	34	(4,845)	(3,188)	(5,043)
Gains (losses) on non-hedged interest rate derivatives	(12,704)	16,579	(77,409)	4,616
Allowance for equity funds used during construction	252	10,903	957	28,942
Impairment of investments in affiliates	—	—	(5,355)	(52,620)
Other, net	3,155	3,249	4,442	(482)
INCOME BEFORE INCOME TAX EXPENSE	215,690	229,931	715,977	632,758
Income tax expense (benefit)	(1,604)	3,050	18,815	15,536
NET INCOME	217,294	226,881	697,162	617,222
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	10,515	—	28,188	—
NET INCOME ATTRIBUTABLE TO PARTNERS	206,779	226,881	668,974	617,222
GENERAL PARTNER’S INTEREST IN NET INCOME	114,907	100,085	433,148	387,729
LIMITED PARTNERS’ INTEREST IN NET INCOME	$91,872	$126,796	$235,826	$229,493
BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.41	$0.65	$1.10	$1.20
BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	217,107,568	191,979,935	207,245,106	188,077,143
DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.41	$0.65	$1.10	$1.19
DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	217,871,064	192,689,824	208,154,303	188,717,396

SUPPLEMENTAL INFORMATION
(Dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Reconciliation of net income to Adjusted EBITDA (a):
Net income	$217,294	$226,881	$697,162	$617,222
Interest expense, net of interest capitalized	126,407	103,336	474,113	412,553
Income tax expense (benefit)	(1,604)	3,050	18,815	15,536
Depreciation and amortization	117,026	90,246	430,904	343,011
Non-cash compensation expense	6,318	5,758	37,457	27,180
(Gains) losses on disposals of assets	(34)	4,845	3,188	5,043
(Gains) losses on non-hedged interest rate derivatives	12,704	(16,579)	77,409	(4,616)
Allowance for equity funds used during construction	(252)	(10,903)	(957)	(28,942)
Unrealized losses on commodity risk management activities	12,620	7,618	11,407	78,300
Impairment of investments in affiliates	—	—	5,355	52,620
Proportionate share of unconsolidated affiliates' interest, depreciation and allowance for equity funds used during construction	5,757	65	29,994	22,499
Adjusted EBITDA attributable to noncontrolling interest	(14,105)	—	(37,842)	—
Other, net	(3,155)	(3,249)	(4,442)	482
Adjusted EBITDA	$478,976	$411,068	$1,742,563	$1,540,888

Reconciliation of net income to Distributable Cash Flow (a):
Net income	$217,294	$226,881	$697,162	$617,222
Amortization of finance costs charged to interest	2,707	2,332	9,906	9,548
Deferred income taxes	2,149	1,948	4,145	6,440
Depreciation and amortization	117,026	90,246	430,904	343,011
Non-cash compensation expense	6,318	5,758	37,457	27,180
(Gains) losses on disposals of assets	(34)	4,845	3,188	5,043
Unrealized (gains) losses on non-hedged interest rate derivatives	12,704	(15,415)	83,172	(2,452)
Allowance for equity funds used during construction	(252)	(10,903)	(957)	(28,942)
Unrealized losses on commodity risk management activities	12,620	7,618	11,407	78,300
Impairment of investments in affiliates	—	—	5,355	52,620
Distributions in excess of equity in earnings of unconsolidated affiliates, net	6,871	144	24,779	20,909
Distributable Cash Flow attributable to noncontrolling interest	(13,330)	—	(35,353)	—
Maintenance capital expenditures	(53,644)	(29,009)	(134,164)	(99,275)
Distributable Cash Flow	$310,429	$284,445	$1,137,001	$1,029,604

(a) The Partnership has disclosed in this press release Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures. Management believes Adjusted EBITDA and Distributable Cash Flow provide useful information to investors as measures of comparison with peer companies, including companies that may have different financing and capital structures.

The presentation of Adjusted EBITDA and Distributable Cash Flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.

There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company's net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.

Definition of Adjusted EBITDA
The Partnership defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries and unconsolidated affiliates based on the Partnership's proportionate ownership.

Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.

Definition of Distributable Cash Flow
The Partnership defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, and non-cash impairment charges. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow reflects amounts for less than wholly owned subsidiaries based on the Partnership's proportionate ownership and also reflects earnings from unconsolidated affiliates on a cash basis.

Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.

Summary Analysis of Results by Segment
(tabular dollar amounts in thousands)

Following is a summary of ETP's results by segment

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Segment Adjusted EBITDA
Intrastate transportation and storage	$152,747	$165,447	$667,294	$716,176
Interstate transportation	107,489	51,249	373,409	220,027
Midstream	114,749	97,975	388,578	329,025
NGL transportation and services	32,997	—	88,197	—
Retail propane and other retail propane related	71,280	94,444	222,204	269,670
All other	(286)	1,953	2,881	5,990
	$478,976	$411,068	$1,742,563	$1,540,888

Our segment results are presented based on the measure of Segment Adjusted EBITDA. We previously reported segment operating income as a measure of segment performance. We have revised certain reports provided to our chief operating decision maker to assess the performance of our business to reflect Segment Adjusted EBITDA. Segment Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries and unconsolidated affiliates based on our proportionate ownership. We have recast the presentation of our segment results for the prior years to be consistent with the current year presentation. The tables below identify the components of Segment Adjusted EBITDA, which is calculated as follows:

•	Gross margin, operating expenses, and selling, general and administrative. These amounts represent the amounts included in our consolidated financial statements that are attributable to each segment.

•
Unrealized gains or losses on commodity risk management activities. These are the unrealized amounts that are included in gross margin. These amounts are not included in Segment Adjusted EBITDA; therefore, the unrealized losses are added back and the unrealized gains are subtracted to calculate the segment measure.

•
Non-cash compensation expense. These amounts represent the total non-cash compensation recorded in operating expenses and selling, general and administrative. These amounts are not included in Segment Adjusted EBITDA and therefore are added back to calculated the segment measure.

•
Adjusted EBITDA related to unconsolidated affiliates. These amounts represent our proportionate share of the Adjusted EBITDA of our unconsolidated affiliates. Amounts reflected are calculated consistently with our definition of Adjusted EBITDA above.

•
Adjusted EBITDA attributable to noncontrolling interest. These amounts represent the portion of Segment Adjusted EBITDA attributable to noncontrolling interest. Currently, the only noncontrolling interest in ETP is the 30% interest in Lone Star that is held by Regency. We reflect this amount as noncontrolling interest because we consolidate 100% of Lone Star on our consolidated financial statements.

Intrastate Transportation and Storage

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Natural gas MMBtu/d — transported	11,107,320	12,627,896	11,295,084	12,251,457
Revenues	$579,070	$676,532	$2,674,157	$3,290,905
Cost of products sold	(378,005)	(450,599)	(1,774,006)	(2,381,397)
Gross margin	201,065	225,933	900,151	909,508
Unrealized losses on commodity risk management activities	11,362	6,595	9,994	62,370
Operating expenses	(46,857)	(49,458)	(191,488)	(194,955)
Selling, general and administrative	(19,915)	(20,227)	(76,671)	(75,049)
Non-cash compensation expense	6,232	1,848	22,689	11,595
Adjusted EBITDA related to unconsolidated affiliates	860	756	2,619	2,707
Segment Adjusted EBITDA	$152,747	$165,447	$667,294	$716,176

Distributions from unconsolidated affiliates	$1,320	$991	$4,901	$3,907
Maintenance capital expenditures	14,526	13,412	41,017	34,621

Volumes.  Transported volumes decreased due to a less favorable natural gas price environment and lower basis differentials primarily between the West and East Texas market hubs offset by increased volumes from rich natural gas shale formations principally in the Eagle Ford and certain areas of the Barnett Shale.

Segment Adjusted EBITDA. Segment Adjusted EBITDA for the intrastate transportation and storage segment decreased for both the three and twelve months ended December 31, 2011 compared to the same periods in 2010 due to unfavorable gross margin impacts from trading and system optimization activities and lower realized margin on natural gas inventory transactions due to less storage withdrawals resulting from a warmer than normal winter season and the impacts of declining forward prices. The components of our intrastate transportation and storage segment gross margin were as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Transportation fees	$150,711	$146,630	$599,380	$594,405
Natural gas sales and other	437	26,538	107,007	110,002
Retained fuel revenues	25,490	34,589	129,712	143,606
Storage margin, including fees	24,427	18,176	64,052	61,495
Total gross margin	$201,065	$225,933	$900,151	$909,508

The increase in transportation fees for the three- and twelve-month periods was attributable to incremental fees from demand-based contracts which more than offset the impacts of lower transported volumes that resulted from a less favorable natural gas price environment and lower basis differentials. For the three months ended December 31, 2011 margin from natural gas sales and other reflects $22.6 million of unrealized losses and $7.2 million of realized losses related to trading activities which the Partnership commenced on October 1, 2011.

Storage margin was comprised of the following:

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Withdrawals from storage natural gas inventory (MMBtu)	83,523	4,436,479	24,517,008	39,784,446
Realized margin on natural gas inventory transactions	$1,928	$19,537	$18,765	$70,178
Fair value inventory adjustments	(28,757)	13,005	(51,529)	(57,157)
Unrealized gains (losses) on derivatives	42,851	(24,319)	62,875	8,842
Margin recognized on natural gas inventory and related derivatives	16,022	8,223	30,111	21,863
Revenues from fee-based storage	8,558	9,761	34,449	40,674
Other	(153)	192	(508)	(1,042)
Total storage margin	$24,427	$18,176	$64,052	$61,495
The increase in our storage margin for the three and twelve months ended December 31, 2011 was principally driven by unrealized gains on derivatives, which were partially offset by a decline in the realized margin on physical sale due to a decrease in withdrawals of natural gas from our Bammel storage facility as a result of warmer than normal weather patterns.

Interstate Transportation

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Natural gas transported (MMBtu/d)	3,071,083	1,590,923	2,800,655	1,616,762
Natural gas sold (MMBtu/d)	21,507	25,936	22,405	23,760
Revenues	$116,727	$79,412	$446,743	$292,419
Operating expenses	(18,874)	(27,593)	(92,748)	(83,740)
Selling, general and administrative	(8,062)	(1,137)	(35,722)	(21,803)
Non-cash compensation expense	446	379	1,724	1,632
Adjusted EBITDA related to unconsolidated affiliates	17,252	188	53,412	31,519
Segment Adjusted EBITDA	$107,489	$51,249	$373,409	$220,027

Distributions from unconsolidated affiliates	$18,000	$31	$45,713	$28,728
Maintenance capital expenditures	15,201	4,407	30,491	20,541

Volumes. The increases in transported volumes for our interstate transportation segment resulted from the Tiger pipeline which was placed in service in December 2010 and the Tiger pipeline expansion which was placed in service on August 1, 2011. The incremental transported volumes related to the Tiger pipeline were offset by lower volumes on the Transwestern pipeline.

Segment Adjusted EBITDA. We experienced increases in our interstate transportation segment's revenues, operating expenses and selling, general and administrative expenses primarily due to activities on the Tiger pipeline, which was placed in service in December 2010 with an additional expansion placed in service on August 1, 2011. Revenues from Tiger pipeline were $56.1 million and $188.2 million for the three and twelve months ended December 31, 2011. The incremental revenues from Tiger pipeline were offset by decreases in transportation fees and operational gas sales on the Transwestern pipeline due to lower margins and volumes.

Adjusted EBITDA related to unconsolidated affiliates for 2011 primarily represents our proportionate share of such amounts recorded by Fayetteville Express Pipeline LLC ("FEP"). Amounts reflected for 2010 primarily represent our proportionate share of such amounts recorded by MEP. We transferred substantially all of our interests in Midcontinent Express Pipeline LLC ("MEP") to ETE on May 26, 2010, prior to which we held a 50% interest in MEP.

Midstream

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
NGLs produced (Bbls/d)	62,424	52,058	54,925	51,144
Equity NGLs produced (Bbls/d)	17,585	18,124	16,851	19,301
Revenues	$680,204	$739,665	$2,593,383	$3,169,314
Cost of products sold	(533,498)	(620,988)	(2,085,951)	(2,759,113)
Gross margin	146,706	118,677	507,432	410,201
Unrealized (gains) losses on commodity risk management activities	(855)	1,298	(2,946)	12,857
Operating expenses	(26,301)	(22,367)	(96,707)	(78,964)
Selling, general and administrative	(6,769)	(611)	(26,366)	(18,339)
Non-cash compensation expense	1,968	978	7,165	3,270
Segment Adjusted EBITDA	$114,749	$97,975	$388,578	$329,025

Maintenance capital expenditures	$13,601	$5,518	$27,291	$16,077

Volumes. NGL production increased primarily due to increased inlet volumes at our La Grange plant as a result of more favorable processing conditions and more production by our customers primarily in the Eagle Ford area in south Texas. The decrease in equity NGL production was primarily due to a higher concentration of volumes billed under fee-based contracts during 2011 as compared to 2010.

Segment Adjusted EBITDA. Segment Adjusted EBITDA for the midstream segment increased for both the three and twelve months ended December 31, 2011 compared to the same periods in 2010 due to increases in gross margin, as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Gathering and processing fee-based revenues	$77,339	$60,625	$271,065	$226,343
Non fee-based contracts and processing	73,526	57,783	252,755	204,078
Other	(4,159)	269	(16,388)	(20,220)
Total gross margin	$146,706	$118,677	$507,432	$410,201

Our fee-based revenues increased due to additional volumes from production in the Eagle Ford Shale and growth in our Louisiana and North Texas systems. Our non-fee-based contracts and processing margin increased primarily due to favorable NGL prices. We anticipate an increase in NGL volumes processed in 2012 which, combined with the favorable pricing environment, should increase our midstream gross margin.

The increases in midstream gross margin were offset by higher operating expenses in both the three- and twelve-month periods due to increases in maintenance and operating expenses, ad valorem taxes, employee expenses and professional fees.

NGL Transportation and Services

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
NGL transportation volumes (Bbls/d)	131,297	—	132,862	—
NGL fractionation volumes (Bbls/d)	19,073	—	16,475	—
Revenues	$151,685	$—	$397,101	$—
Cost of products sold	(84,655)	—	(218,283)	—
Gross margin	67,030	—	178,818	—
Operating expenses	(16,304)	—	(39,366)	—
Selling, general and administrative	(3,719)	—	(13,325)	—
Adjusted EBITDA related to unconsolidated affiliates	95	—	(88)	—
Adjusted EBITDA attributable to noncontrolling interest	(14,105)	—	(37,842)	—
Segment Adjusted EBITDA	$32,997	$—	$88,197	$—

Distributable cash flow attributable to noncontrolling interest	$13,330	$—	$35,353	$—
Maintenance capital expenditures	2,772	—	8,269	—

We own a 70% controlling interest in Lone Star NGL LLC ("Lone Star"), which acquired all of the membership interests in LDH Energy Asset Holdings LLC ("LDH") on May 2, 2011 and is primarily engaged in NGL transportation, storage and fractionation. Volumes and results reflected above represent 100% of Lone Star beginning May 2, 2011. The components of our NGL transportation and services segment gross margin were as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Storage revenues	$35,400	$—	$93,102	$—
Transportation revenues	12,124	—	32,820	—
Processing and fractionation revenues	19,516	—	52,840	—
Other revenues	(10)	—	56	—
Total gross margin	$67,030	$—	$178,818	$—

Retail Propane and Other Retail Propane Related

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Retail propane gallons (in thousands)	148,078	166,559	520,572	554,865
Retail propane revenues	$398,395	$400,601	$1,360,653	$1,314,973
Other retail propane related revenues	31,718	31,931	107,429	104,673
Retail propane cost of products sold	(251,667)	(233,130)	(839,127)	(752,926)
Other retail propane related cost of products sold	(6,539)	(6,812)	(21,196)	(21,816)
Gross margin	171,907	192,590	607,759	644,904
Unrealized (gains) losses on commodity risk management activities	2,113	(275)	4,359	3,073
Operating expenses	(90,739)	(89,488)	(343,259)	(337,180)
Selling, general and administrative	(8,915)	(9,593)	(46,776)	(45,936)
Non-cash compensation expense	(3,086)	1,210	121	4,809
Segment Adjusted EBITDA	$71,280	$94,444	$222,204	$269,670

Maintenance capital expenditures	$6,241	$5,207	$21,490	$23,316

Volumes. The combination of weather patterns along with continued customer conservation negatively impacted our retail propane sales volumes. The combined average temperatures in our operating areas were consistent with normal average temperatures for 2011 but were approximately 3.3% warmer than in 2010.

Segment Adjusted EBITDA. Retail propane and other retail propane related Segment Adjusted EBITDA decreased primarily due to a decline in the average gross margin per gallon sold and a decrease in sales volumes resulting from warmer than normal weather patterns. In addition operating expenses increased primarily due to increases in net business insurance reserves and claims, vehicle fuel and repair expenses and general business taxes. In addition, we also recorded a reversal of non-cash compensation expense during the three months ended December 31, 2011 due to the forfeiture of long-term incentive plan awards in connection with the contribution of our retail propane operations to AmeriGas, which closed in January 2012.